As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0471969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

125 Park Avenue, 25th Floor

New York, NY 10017

(212) 921-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Andrew Fox

Chief Executive Officer

125 Park Avenue, 25th Floor

New York, NY 10017

(212) 921-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

James Biehl Chief Legal Officer and Secretary 125 Park Avenue, 25th Floor New York, NY 10017 (212) 921-2100	Elizabeth A. Diffley Charles D. Lange Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

Charge Enterprises, Inc.

45,856,593 Common Shares

Offered by the Selling Stockholders

This prospectus relates to solely to the offer by the Selling Stockholders named herein, on a resale basis, an aggregate of up to 45,856,593 shares of common stock, par value $0.0001 per share (“Common Stock”), of Charge Enterprises, Inc., a Delaware corporation (the “Company”), which includes 13,231,037 shares of Common Stock issuable upon redemption of our Series C Preferred Stock (“Series C Preferred”), 29,425,556 shares of Common Stock issuable upon the conversion of our Series D Preferred Stock (“Series D Preferred”) and 3,200,000 shares of Common Stock issuable upon the conversion of our Series E Preferred Stock (“Series E Preferred” and, all such Common Shares, the “Selling Stockholder Shares”).

The Series C Preferred Shares were issued by us to the Selling Stockholders in December 2021 and February 2022. 6,226,370 shares of Common Stock underlying the conversion and/or redemption of the Series C Preferred were previously registered pursuant to a Registration Statement on Form S-1 (File No. 333-267047). The additional 13,231,037 shares of Common Stock underlying the Series C Preferred being registered hereunder relate to additional shares in excess of the 6,226,370 shares already registered that could be issued in certain circumstances pursuant to redemption rights of the holders of Series C Preferred.

The Series D Preferred shares were issued by us to the Selling Stockholders in exchange for convertible notes issued in May 2020, November 2020 and May 2021 pursuant to an exchange agreement dated June 30, 2022 (the “Exchange Agreement”). Concurrently with the Exchange Agreement, the parties entered into an Amendment, Consent and Waiver, which granted certain Selling Stockholders the right to exercise existing warrants into shares of a new Series E Preferred stock to be created. On March 14, 2023, certain Selling Stockholders exercised such warrants for 3,200,000 shares of Series E Preferred, which were subsequently issued by the Company.

The Series C Preferred, Series D Preferred and the Series E Preferred are each subject to a blocker provision (the “Blocker”), which restricts the conversion of Series C, the Series D Preferred or Series E Preferred if, as a result of such conversion, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would beneficially own in excess of 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such conversion and/or exercise). The holder may increase or decrease the blocker amount, not to exceed 19.99%, as such holder may determine; provided, however that any increase in such limitation will not be effective until the 61st day after such notice is delivered to the Company.

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We will not receive any of the proceeds from the sale or other disposition of the Selling Stockholder Shares by the Selling Stockholder(s).

The Selling Stockholder(s) may sell or otherwise dispose of the Selling Stockholder Shares in a number of different ways and at varying prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholder(s) may sell or otherwise dispose of the Selling Stockholder Shares in the section entitled “Plan of Distribution” on page 14. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Selling Stockholder Shares will be borne by the Selling Stockholder(s). We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Selling Stockholder Shares with the U.S. Securities and Exchange Commission.

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” starting on page 7 of this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K as well as in any of our subsequent filings with the Securities and Exchange Commission (“SEC”), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August   , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders hereunder may, from time to time, sell the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Unless stated otherwise, references to “we,” “us,” “our,” the “Company” or “Charge” refer to Charge Enterprises, Inc. and includes its consolidated subsidiaries. References to the “Selling Stockholders” refer to the securityholders listed herein under the heading “Selling Stockholders” and any of their pledgees, donees, permitted transferees, assignees and successors.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.charge.enterprises/investors). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus

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INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 14, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 10, 2023, March 31, 2023, May 10, 2023, June 20, 2023, June 21, 2023 and August 1, 2023 (in each case other than any portions thereof deemed furnished and not filed); and

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the description of our common stock contained in our registration statement on Form 8-A filed on April 11, 2022 as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and any and all amendments or reports filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Charge Enterprises, Inc.

125 Park Avenue, 25th Floor

New York, NY 10017

Attention: Chief Legal Officer

(212) 921-2100

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” in this prospectus and the applicable prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

THE COMPANY

Charge Enterprises, Inc. (the “Company” or “Charge”) is an electrical and telecommunications infrastructure company that provides clients with end-to-end project management services, from advising, designing, engineering, acquiring and installing equipment, to monitoring, servicing, and maintenance.   Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles (“EV”) and high-speed broadband, we aim to create a future where transportation is clean, efficient, and connected.

Corporate Information

Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017, and our telephone number is (212) 921-2100.  We maintain a website at www.charge.enterprises.  Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this report or any other report filed with or furnished to the SEC.  We have included such website addresses only as inactive textual references and do not intend them to be active links.

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THE OFFERING Resale of Common Stock

Shares of common stock offered by the Selling Stockholders

45,856,593 shares, consisting of:

•     13,231,037 shares underlying the redemption provisions of the Company’s Series C Preferred; and

•     29,425,556 shares underlying the conversion right for the Company’s Series D Preferred; and

•     3,200,000 shares underlying the conversion right for the Company’s Series E Preferred.

Shares of common stock outstanding	212,899,281
Shares of common stock to be outstanding after this offering (assuming all shares of Common Stock are issued upon conversion of the Series C, Series D and Series E Preferred Stock)	Up to 258,755,874 shares
Use of Proceeds	We will not receive any proceeds from the sale of common stock to be offered by the Selling Stockholders.
Plan of Distribution	The Selling Stockholder(s) may sell or otherwise dispose of the Selling Stockholder Shares in a number of different ways and at varying prices.

Nasdaq Stock Market symbol	“CRGE”

The number of shares of Common Stock outstanding is 212,899,281 as of June 30, 2023 and excludes the following:

•	51,481,710 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.93 per share;
•	10,302,565 shares of Common Stock issuable upon the exercise of outstanding warrants having an exercise price of $4.08 per share;
•	345,000 shares underlying restricted stock units that have not yet vested;
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6,226,370 shares of Common Stock issuable upon conversion of our outstanding shares of Series C Preferred Stock (or up to a maximum of 19,457,407 shares issuable in certain redemption scenarios of the Series C Preferred Stock);

•	32,722,892 shares reserved for issuance pursuant to awards that have not been made under the Company’s 2020 Omnibus Equity Incentive Plan;
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2,085,253 shares of Common Stock issued on August 1, 2023 pursuant to that certain Unit Purchase Agreement, dated as of August 1, 2023, by and among the Company, Nextridge, Inc., Greenspeed Energy Solutions, L.L.C., and the seller thereto; and

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6,000,000 shares of Common Stock issuable pursuant to the equity line of credit under that certain Securities Purchase Agreement, dated August 11, 2023, by and between the Company and KORR Value, L.P. and related warrants that may be issued thereunder.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Common Shares Offered by the Selling Stockholders

If the Selling Stockholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.

This prospectus covers the resale from time to time by the Selling Stockholders of up to 45,856,593 shares of our common stock. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.

The proceeds from the sale of our common shares by the Selling Stockholders in this offering will not be available to us.

We will not receive any proceeds from the sale of our common shares by the Selling Stockholders in this offering. The Selling Stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the Selling Stockholders will be available to us for our use.

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USE OF PROCEEDS

We are registering the resale of the 45,856,593 shares of common stock offered by the Selling Stockholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the Selling Stockholder Shares will be received by the Selling Stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety, by our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” contained elsewhere.

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2023, there were 212,899,281 shares of common stock issued and outstanding, as well as 6,226,370 shares of Series C Preferred Stock, 1,177,023 shares of Series D Preferred Stock and 3,200,000 shares of Series E Preferred Stock designated, issued and outstanding. We have previously designated and issued 1,000,000 Series A Preferred Stock, 2,395,105 shares as Series B Preferred Stock, 1,000,000 shares as Series F Preferred Stock and 7.5 shares as Series G Preferred Stock, all of which have been fully redeemed and are no longer outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors of the Company (the “Board”) out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

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Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CRGE.”

Preferred Stock

Our Board is authorized, without action by the stockholders, to designate and issue up to 20.0 million shares of preferred stock in one or more series. Our Board can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

•	decreasing the market price of our common stock;
•	restricting dividends on our common stock;
•	diluting the voting power of our common stock;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change in control of us without further action by our stockholders.

Our Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

As of June 30, 2023, the Company has allocated 1,000,000 shares for Series A Preferred, 2,395,105 shares for Series B Preferred, 6,226,370 shares for Series C Preferred, 1,177,023 shares for the Series D Preferred, 3,200,000 shares for the Series E Preferred, 1,000,000 shares for the Series F Preferred, 7.5 shares for the Series G Preferred, and 6,001,494.5 shares are unallocated. All shares of the Series A, B, F, and G Preferred Stock have been redeemed and are no longer outstanding.

Series C Preferred Stock

In the event of any liquidation, dissolution or winding up of our affairs, holders of our Series C Preferred Stock are entitled to receive a liquidation distribution equal to $3.125 per share, subject to adjustment, plus all accrued but unpaid dividends and rank junior in liquidation rights to our Series A and Series B Preferred Stock, if any, and senior in liquidation rights to the holders of our common stock. Holders of our Series C Preferred Stock receive a monthly dividend at a fixed annual rate of 6% of the $3.125 liquidation preference per share, payable, at our option, in cash or in shares of our common stock valued at the conversion price (as described below). Except as otherwise required by law, holders of the Series C Preferred Stock have no voting rights, however, we may not, without the affirmative vote of the holders of all the then outstanding shares of Series C Preferred Stock (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock, (ii) amend our certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of any holder of Series C Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Each share of Series C Preferred Stock is convertible, at the option of the holder, into one share of common stock. Each holder may convert Series C Preferred Stock at any time after the shares issuable upon conversion are freely transferable under Rule 144 or other comparable law, including pursuant to a resale registration statement under the Securities Act. Each holder is prohibited from converting the Series C Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which limitation may be reset by the holder to a higher or lower number upon providing at least 61 days’ written notice to us. In the event the closing price of the common stock exceeds $6.25, subject to adjustment, for at least five consecutive trading days, we may, within ten trading days’ notice, cause each holder to convert all or part of such holder’s Series C Preferred Stock plus all accrued but unpaid dividends for shares of common stock. However, we may not effect such forced conversion unless there is an effective Securities Act registration statement covering the common stock issuable upon conversion or such common stock is eligible for resale under Rule 144. On ten trading days’ notice to the holders, we may redeem for cash the Series C Preferred Stock in whole or, from time to time, in part at our option, at the sum of $3.125 per share of Series C Preferred Stock, plus accrued but unpaid dividends. Holders may elect to convert the Series C Preferred during such notice period. On the third anniversary of the issuance of Series C Preferred Stock to a holder, we must, subject to ten days’ prior notice from such holder, convert all of such holder’s Series C Preferred Stock into our common stock, or at our option redeem such Series C Preferred Stock for cash, in the aggregate redemption amount of $3.125 per share of Series C Preferred Stock, subject to adjustment, plus accrued but unpaid dividends, plus additional cash consideration in order for the holder to achieve a 20% internal rate of return. Furthermore, any such holder who has not so elected to have its Series C Preferred Stock redeemed or converted may, at any time thereafter, elect to cause us to redeem or convert, at our option, in the same amount. If we elect to convert the Series C Preferred Stock, the conversion price is based on the lower of the conversion price then in effect or the volume weighted average price of our common stock for the prior 44-day trading period, provided, however, in the event that such volume weighted average price is less than $1.00 per share, the maximum number of shares of common stock issuable upon such conversion may not exceed $3.125 per share of Series C Preferred Stock being converted divided by $1.00 (i.e., a maximum conversion rate of 3.125 to 1). As of the date of this Registration Statement, 6,226,370 shares of Series C Preferred Stock were issued and outstanding.

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Series D Preferred Stock

In the event of any liquidation, dissolution or winding up of our affairs, holders of our Series D Preferred Stock are entitled to receive a liquidation distribution equal to $10.6191 per share, subject to adjustment, plus all accrued but unpaid dividends and rank junior in liquidation rights to our Series A, Series B and Series C Preferred Stock, if any, and senior in liquidation rights to the holders of our common stock. Holders of our Series D Preferred Stock receive a monthly dividend at a fixed annual rate of 2.25% of the $10.6191 liquidation preference per share, payable, at our option, in cash or in shares of our common stock valued at the conversion price (as described below). Except as otherwise required by law, holders of the Series D Preferred Stock have no voting rights, however, we may not, without the affirmative vote of the holders of all the then outstanding shares of Series D Preferred Stock (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock, (ii) amend our certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of any holder of Series D Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Each share of Series D Preferred Stock is convertible, at the option of the holder, into a number of shares of our Common Stock equal to the stated value of $10.6191 divided by the conversion price of $0.4248 per share, subject to certain adjustments. Each holder is prohibited from converting the Series D Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which limitation may be reset by the holder to a higher or lower number upon providing at least 61 days’ written notice to us. As of the date of this Registration Statement, 1,177,023 shares of Series D Preferred Stock were issued and outstanding.

Series E Preferred Stock

In the event of any liquidation, dissolution or winding up of our affairs, holders of our Series E Preferred Stock are entitled to receive a liquidation distribution equal to $0.50 per share, subject to adjustment, plus all accrued but unpaid dividends and rank junior in liquidation rights to our Series A, Series B, Series C and Series D Preferred Stock, if any, and senior in liquidation rights to the holders of our common stock. The Series E Preferred Stock does not have any dividend rights. Except as otherwise required by law, holders of the Series E Preferred Stock have no voting rights, however, we may not, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock (i) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock, (ii) amend our certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of any holder of Series E Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock is convertible, at the option of the holder, into a number of shares of our Common Stock equal to the stated value of $0.50 divided by the conversion price of $0.50 per share, subject to certain adjustments. Each holder is prohibited from converting the Series E Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which limitation may be reset by the holder to a higher or lower number upon providing at least 61 days’ written notice to us. As of the date of this Registration Statement, 3,200,000 shares of Series E Preferred Stock were issued and outstanding.

11

Anti-Takeover Provisions of Delaware Law and Our Governing Documents

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

•	provide our board of directors with the ability to alter the Bylaws without stockholder approval;
•

provide our board of directors with the authority, without further action by the stockholders, to issue shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board;

•	provides that our board of directors is divided three classes of directors with a three-year term of office that expires as to one class each year, commonly referred to as a “staggered board”.
•

provides that our directors (other than those elected by the holders of any series of preferred stock) may be removed only for cause and only by the affirmative vote of at least 67% of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class;

•	provide that special meetings of stockholders may only be called by a majority of our board of directors; and
•	provide that vacancies on our board of directors may only be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Blank Check Preferred.

Our Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 20.0 million shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

12

Advance Notice Bylaws.

The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or the Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). In addition, our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. The Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We recognize that the Delaware Forum Provision in our Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders.

Warrants

As of June 30, 2023, we had warrants outstanding to purchase up to 10,302,565 shares of common stock at a weighted-average exercise price of $4.08 per share that expire between 2023 and 2027.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Manhattan Transfer Registrar Company, whose address is 38B Sheep Pasture Road, Port Jefferson, New York 11777.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

14

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

15

SELLING STOCKHOLDERS

The Selling Stockholders are offering for resale, from time to time, up to an aggregate of 45,856,593 shares of common stock. The Selling Stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the Selling Stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. The following table, however, sets forth the number of shares of Company common stock beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus and the number of shares each Selling Stockholder would own beneficially if the maximum number of shares offered hereunder are sold.

None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Shares of Common Stock Underlying Series C to be Sold(2)	Shares of Common Stock Underlying Series D to be Sold	Shares of Common Stock Underlying Series E to be Sold	Shares of Common Stock Owned After the Offering(3)	Percentage of Common Stock Owned After the Offering (4)
Mt. Whitney Securities, LLC(5)	20,266,652	1,511,863	7,231,495	1,928,397	11,106,760	5.0%
Arena Finance Markets, LP(5)	1,873,206	141,038	664,375	177,165	1,031,666	*
Arena Special Opportunities Fund, LP(5)	8,259,143	781,926	2,765,973	678,334	4,814,836	2.2%
Arena Special Opportunities Partners I, LP (5)	13,883,972	2,602,210	3,208,173	416,104	10,259,695	4.7%
Arena Structured Private Investment, LLC(5)	15,555,540	0	15,555,540	0	0	*
ICG Charge Me LLC(6)	3,856,000	8,194,000	0	0	3,856,000	1.7%

Total	63,694,513	13,231,037	29,425,556	3,200,000	31,068,957
* Less than 1%

(1)

The beneficial ownership shown in this column for each Selling Stockholder does not include the shares shown in “Shares of Common Stock Underlying Series C to be Sold”, which is the number of shares of Common Stock underlying the Series C Preferred upon redemption of such Series C Preferred in certain circumstances. Such underlying shares are being registered hereunder, but the issuance of such underlying shares is subject to conditions that will not occur or be known for more than sixty days after the date hereof. As such, these shares are not deemed beneficially owned by such holders as of the date hereof and are not included in this column. For clarity, an aggregate of 6,226,370 shares underlying the conversion of the Series C Preferred are deemed beneficially owned by the Selling Stockholders and are included in this column, as described in Footnotes 5 and 6.

(2)

The maximum number of shares of Common Stock that may be issuable pursuant to the redemption of the Series C Preferred is 19,457,407 shares of Common Stock. Of this number, 6,226,370 shares, which also underlie the conversion of the Series C Preferred, were previously registered for resale on a Registration Statement on Form S-1 (File No. 333-267047), and the remaining 13,231,037 shares are being offered for resale here.

(3)	Amounts do not foot across table because the “Shares of Common Stock Underlying Series C to be Sold” are not included in “Shares of Common Stock Beneficially Owned Prior to Offering.” See Footnote 1.
(4)

Percentages based on 212,899,281 shares issued and outstanding as of June 30, 2023.  Each of the Series C Preferred, Series D Preferred and Series E Preferred described above provide for limitations on exercise and conversion, respectively, such that the holder along with its affiliates may not beneficially own more than 9.99% of our Common Stock, except upon not less than 61 days’ prior written notice to us.

(5)

Arena Investors, LP (the “Arena Investment Advisor”) is the investment adviser of, and may be deemed to beneficially own securities owned by the following entities (the “Arena Entities”): (a) Mt. Whitney Securities, LLC which directly owns (i) 9,683,830 shares of Common Stock, (ii) warrants to purchase 711,465 shares of Common Stock, (iii) 7,231,495 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (iv) 711,465 shares of Common Stock issuable upon conversion of Series C Preferred Stock and (v) 1,928,397 shares of Common Stock issuable upon conversion of Series E Preferred Stock; (b) Arena Finance Markets LP which directly owns (i) 898,925 shares of Common Stock, (ii) warrants to purchase 66,371 shares of Common Stock, (iii) 664,375 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (iv) 66,371 shares of Common Stock issuable upon conversion of Series C Preferred Stock and (v) 177,165 shares of Common Stock issuable upon conversion of Series E Preferred Stock; (c) Arena Special Opportunities Fund, LP which directly owns (i) 3,856,687 shares of Common Stock, (ii) warrants to purchase 590,184 shares of Common Stock, (iii) 2,765,973 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (iv) 367,965 shares of Common Stock issuable upon conversion of Series C Preferred Stock and (v) 678,334 shares of Common Stock issuable upon conversion of Series E Preferred Stock; (d) Arena Special Opportunities Partners I, LP which directly owns (i) 6,162,776 shares of Common Stock, (ii) warrants to purchase 2,872,350 shares of Common Stock, (iii) 3,208,173 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (iv) 1,224,569 shares of Common Stock issuable upon conversion of Series C Preferred Stock and (v) 415,104 shares of Common Stock issuable upon conversion of Series E Preferred Stock; and (e) Arena Structured Private Investments LLC, which directly owns 15,555,540 shares of Common Stock issuable upon conversion of Series D Preferred Stock; Arena Investors GP, LLC (the “Arena General Partner”) is the general partner of, and may be deemed to beneficially own securities owned by, the Arena Investment Advisor. By virtue of his position as the chief executive officer of the Arena General Partner and the Arena Investment Manager, Daniel Zwirn may be deemed to beneficially own securities owned by each of the Arena Entities. It is our understanding that each of Mr. Zwirn, the Arena Investment Advisor and the Arena General Partner share voting and disposal power over the shares held by the Arena Entities described above. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(6)

Includes 3,856,000 shares of Common Stock issuable upon conversion of Series C Preferred Stock. The maximum number of shares of Common Stock that may be issuable to ICG Charge Me LLC pursuant to the redemption of the Series C Preferred is 12,050,000 shares of Common Stock. Of those shares, 8,194,000 shares are being registered for resale hereunder. ICG Charge Me Directives LLC (the “ICG Managing Member”) is the managing member of, and may be deemed to beneficially own securities owned by, ICG Charge Me LLC. By virtue of his position as the Chief Executive Officer of the ICG Managing Member, Andrew Farkas may be deemed to beneficially own securities owned by such selling shareholder. It is our understanding that Mr. Farkas has voting and dispositive power over the shares held by the selling shareholder. The address for Mr. Farkas and the selling shareholder is 717 Fifth Avenue, New York, NY 10022.

16

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Charge Enterprises, Inc. appearing in Exhibit 99.2 of the Company’s Current Report on Form 8-K dated May 10, 2023 as of and for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance upon the report of Seligson & Giannattasio, LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

17

45,856,593 Shares of Common Stock

Offered by the Selling Stockholders

CHARGE ENTERPRISES, INC.

_______________________

PROSPECTUS

AUGUST      , 2023

_______________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, all of which will be paid by the Registrant, in connection with the sale and distribution of the securities being registered. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale. All amounts are estimated, except the registration fee required by the Securities and Exchange Commission:

Nature of expense	Amount
SEC Registration fee	$4,548.06
Accounting fees and expenses	$2,500
Legal fees and expenses	$20,000
Printing expenses	$5,000
Miscellaneous	$0

TOTAL	$32,048.06

Item 15. Indemnification of Directors and Officers

The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The registrant’s Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Article Eighth of the Certificate of Incorporation provides that personal liability of the registrant’s directors is eliminated to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or sales agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Reference is made to the “Plan of Distribution” in respect to indemnification obligations to the Selling Stockholders and to Item 17 for our undertaking with respect to indemnification for liabilities under the Securities Act.

II-1

Item 16. Exhibits

Exhibit No.	Description
4.1	Certificate of Incorporation of GoIP Global, Inc., dated October 1, 2020 (Incorporated by reference from Exhibit 3.1 to our Form S-1 as filed on February 12, 2021)
4.2	Certificate of Designations of the Series A Preferred Stock, dated October 6, 2020 (Incorporated by reference from Exhibit 3.2 to our Form S-1 as filed on February 12, 2021)
4.3	Certificate of Amendment to the Certificate of Incorporation, dated December 11, 2020 (Incorporated by reference from Exhibit 3.3 to our Form S-1 as filed on February 12, 2021)
4.4	Certificate of Amendment to the Certificate of Incorporation, dated January 26, 2021 (Incorporated by reference from Exhibit 3.4 to our Form S-1 as filed on February 12, 2021)
4.5	Amendment to Certificate of Designations of the Series A Preferred Stock, dated March 29, 2021 (Incorporated by reference from Exhibit 3.5 to our Form S-1/A as filed on June 11, 2021)
4.6	Certificate of Designations of the Series B Preferred Stock, dated May 20, 2021 (Incorporated by reference from Exhibit 3.7 to our Form S-1/A as filed on June 11, 2021)
4.7	Certificate of Designations of the Series C Preferred Stock, dated December 17, 2021 (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on December 23, 2021)
4.8	Certificate of Amendment of the Certificate of Incorporation, dated December 29, 2021 (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on January 4, 2022)
4.9	Amended and Restated Certificate of Designations of the Series C Preferred Stock, filed on February 25, 2022 (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on March 3, 2022)
4.10	Certificate of Amendment to the Certificate of Incorporation, dated September 27, 2022. (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on September 28, 2022)
4.11

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed on June 30, 2022 (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on July 7, 2022)

4.12	Certificate of Amendment to the Certificate of Incorporation, dated September 27, 2022. (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on September 28, 2022)
4.13

Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock filed on March 27, 2023. (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on March 31, 2023)

4.14	Amended and Restated Bylaws, effective January 26, 2023. (Incorporated by reference from Exhibit 3.1 to our Form 8-K as filed on January 27, 2023)
4.15	Exchange Agreement dated June 30, 2022, by and between the Company and the investors thereto. (Incorporated by reference from Exhibit 10.1 to the Company’s our Form 8-K as filed on July 7, 2022)
4.16

Amendment, Consent and Waiver dated June 30, 2022 by and between Charge Enterprises, Inc. and the investors signatory thereto. (Incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 7, 2022)

4.17

Form of Registration Rights Agreement (Series D Preferred Stock) dated June 30, 2022 by and between the Company and the investors thereto. (Incorporated by reference from Exhibit 10.2 to our Form 8-K as filed on July 7, 2022)

4.18

Form of Registration Rights Agreement (New Preferred Stock) dated June 30, 2022 by and between the Company and the investors thereto. (Incorporated by referenced from Exhibit 10.3 to our Form 8-K as filed on July 7, 2022)

4.19

Amended and Restated Registration Rights Agreement, dated March 27, 2023 by and between the Company and the investors thereto. (Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2023)

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Seligson & Giannattasio, LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the registration statement)
107*	Filing Fee Table

* Filed herewith

II-2

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 15, 2023.

CHARGE ENTERPRISES, INC.

By:	/s/ Andrew Fox
Andrew Fox
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Fox and Leah Schweller, and each of them, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Fox	Chief Executive Officer and Director	August 15, 2023
Andrew Fox	(Principal Executive Officer)

/s/ Leah Schweller	Chief Financial Officer	August 15, 2023
Leah Schweller	(Principal Financial and Accounting Officer)

/s/ Benjamin Carson, Jr.	Director	August 15, 2023
Benjamin Carson, Jr.

/s/ Craig Denson	Chief Operating Officer, Chief Compliance Officer, Director	August 15, 2023
Craig Denson

/s/ Justin Deutsch	Director	August 15, 2023
Justin Deutsch

/s/ Amy Hanson	Director	August 15, 2023
Amy Hanson

/s/ Gary Jacobs	Director	August 15, 2023
Gary Jacobs

/s/ Chantel Lenard	Director	August 15, 2023
Chantel Lenard

/s/ James Murphy	Director	August 15, 2023
James Murphy

/s/ Phil Scala	Director	August 15, 2023
Phil Scala

/s/ Jacky Wu	Director	August 15, 2023
Jacky Wu

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